CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 102 to Registration Statement No. 033-19338 on Form N-1A of AIM Investment Funds (Invesco Investment Funds) (the “Registration Statement”) of our reports dated August 21, 2009, relating to the financial statements and financial highlights of Van Kampen Emerging Markets Fund, Van Kampen Global Franchise Fund, Van Kampen Global Equity Allocation Fund (the “Funds”) appearing in the Annual Reports on Form N-CSR of the Funds for the year ended June 30, 2009.
/s/ Deloitte & Touche LLP
Chicago, IL
October 22, 2010